UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2021

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34049	33-0841255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

ATM Agency Agreement

On November 8, 2021, Presidio Property Trust, Inc. (the “Company”) entered into an At-the-Market Offering Agreement (the “Sales Agreement”) with The Benchmark Company, LLC (the “Manager”) pursuant to which the Manager will act as the Company’s sales agent with respect to the issuance and sale of up to $4,399,000 of the Company’s shares of Series A common stock, par value $0.01 per share (the “Shares”), from time to time in an at-the-market public offering (the “Offering”).

Sales of our common stock, if any, through the Manager, will be by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the common stock in the U.S. or to or through a market maker. The Manager may also sell the common stock in privately negotiated transactions, subject to our prior approval. The price per share will be at prevailing market prices. The Company will pay the Manager a commission equal to 3.5% of the gross proceeds from the sale of the common stock pursuant to the Sales Agreement.

The Company or the Manager may suspend the offering of Shares upon notice and subject to other conditions. The Sales Agreement will terminate upon the earlier of (i) the sale of the maximum dollar amount of shares of common stock subject to the Sales Agreement, and (ii) the termination of the Sales Agreement by us or the Manager.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Manager against certain liabilities, including liabilities under the Securities Act.

A copy of the Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“this Report”) and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Report.

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-251779), which was declared effective by the Securities and Exchange Commission on April 27, 2021 (the “Registration Statement”), and a related prospectus supplement.

This Report, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Copies of the opinions of Venable LLP relating to the validity of the shares of common stock sold under the Sales Agreement and of Whiteford Taylor Preston LLP relating to certain United States federal income tax matters are filed as Exhibits 5.1 and 8.1, respectively, to this Report. The exhibits are filed with reference to and are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

5.1	Opinion of Venable LLP
8.1	Opinion of Whiteford Taylor Preston LLP
10.1	At-The-Market Offering Agreement dated November 8, 2021, by and between Presidio Property Trust, Inc. and The Benchmark Company, LLC
23.1	Consent of Venable LLP (contained in Exhibit 5.1)
23.2	Consent of Whiteford Taylor Preston LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Adam Sragovicz
	Name:	Adam Sragovicz
	Title:	Chief Financial Officer

Dated: November 9, 2021